EX-35.5
(logo) OPTION ONE
MORTGAGE
One gets it done.

www.optiononemortgage.com


March 15, 2008

Aurora Loan Services LLC
327 Invemess Drive South
Mail Stop 3199
Englewood, Colorado 80112
Attention: Compliance Coordinator
(SASCO 2007-BC1)
INV #568


Enclosed is the required Sarbanes Oxley Certification:

     RE: Annual officer's certificate delivered pursuant to Section 5.03 of that certain servicing agreement, dated as of January 1, 2007 (the "Agreement"), by and among Lehman Brothers Holdings Inc., Option One Mortgage Corporation, as servicer (the "Servicer"), Aurora Loan Services LLC, as master servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee, relating to the issuance of the Structured Asset Securities Corporation

If you have any questions, please contact Elizabeth Nguyen at (949) 727-8226 or email: Elizabeth.Nguyen@oomc.com


Option One Mortgage Corporation
6501 Irvine Center Drive
Irvine, CA 92618



6501 Irvine Center Drive * Irvine * California *  92618 * (800) 704-0800

(logo) EQUAL HOUSING
LENDER


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(logo) OPTION ONE
MORTGAGE
One gets it done.

www.optiononemortgage.com



Annual Compliance Certificate

I, Fabiola Camperi, the undersigned, the duly authorized President of Option One Mortgage Corporation (as "Servicer"), does hereby certify the following for the calendar year ending on December 31, 2007:

1. A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Servicing Agreement (as defined in the cover letter) for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year (or applicable portion thereof), except as disclosed on Appendix B, attached.



Certified By:

/s/ Fabiola Camperi
Name: Fabiola Camperi
Title: President
Date: March 14, 2008



6501 Irvine Center Drive * Irvine * California *  92618 * (800) 704-0800

(logo) EQUAL HOUSING
LENDER


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APPENDIX B

For SEC Regulation AB 1122(d)(4)(vi), loan modifications are required to be completed in accordance with the transaction agreements and related pool asset documents. Management notes instances of conflicting language within three PSAs where the verbiage first indicates to generally modify loans if in the best interest of the trust, but later qualifies the allowable interest rate reduction. Non-compliance within this Regulation AB criterion is a result of Management's incorrect interpretation of the former guidance taking precedence.